Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CTC Media, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Yuliana Slashcheva, Chief Executive Officer of the Company, and Stanislav Ploschenko, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1                                         the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2                                         the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ YULIANA SLASHCHEVA	/s/ STANISLAV PLOSCHENKO

Yuliana Slashcheva	Stanislav Ploschenko
Chief Executive Officer	Chief Financial Officer
August 7, 2015	August 7, 2015

A signed original of this written statement required by Section 906 has been provided to CTC Media, Inc. and will be retained by CTC Media, Inc. and furnished to the SEC or its staff upon request.